UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, NY 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ASPU	The Nasdaq Stock Market (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

CEO Employment Agreement

Effective on July 21, 2021, Aspen Group, Inc. (the “Company”) entered into an Employment Agreement with Michael Mathews, the Chief Executive Officer of the Company. The Employment Agreement replaced his previously disclosed Employment Agreement, dated November 1, 2016, as amended.

The Employment Agreement provides that Mr. Mathews will serve as the Chief Executive Officer of the Company for a period of three years, subject to an automatic renewal for successive one-year terms unless prior notice of non-renewal is given by either party. Pursuant to his Employment Agreement, Mr. Mathews’ annual base salary was increased to $350,000 from $325,000.

On July 21, 2021, Mr. Mathews received a grant of 125,000 restricted stock units (“RSUs”) pursuant to his new Employment Agreement. The RSUs will vest in full following the filing by the Company of a quarterly or annual report on Form 10-Q or 10-K as applicable, which report directly or indirectly reflects that the Company delivered net income on a GAAP basis for the fiscal quarter covered by such report, subject to continued employment with the Company on the vesting date or the fourth fiscal quarter for the Form 10-K. The RSUs were granted under the Aspen Group, Inc. 2018 Equity Incentive Plan. Each RSU represents a contingent right to receive one share of the Company’s common stock.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Bonuses for Fiscal 2021

As disclosed in the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2021 (“Fiscal 2021”), the Company achieved for Fiscal 2021 the first eligibility threshold under the previously disclosed executive performance bonus plan (the “Bonus Plan”).

On July 21, 2021, the Executive Committee of the Company’s Board of Directors approved an amendment to the Bonus Plan to allow a one-time payment in cash of the equity component of the Target Bonus and the Discretionary Bonus to the eligible executive officers for Fiscal 2021.

Accordingly, on July 21, 2021, the Executive Committee awarded the following bonuses, including the target and discretionary portion, to the following executive officers:

Name	Amount
Michael Mathews	$100,425
Cheri St. Arnauld	$92,700
Gerard Wendolowski	$92,700
Anne McNamara	$75,000

Additionally, the Company awarded Robert Alessi, the Interim Chief Financial Officer, a cash bonus in the amount of $75,000 for Fiscal 2021, including a target and a discretionary portion.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement, effective July 21, 2021, by and between the Company and Michael Mathews

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: July 23, 2021	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer